Exhibit 16.1

May 18, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Part II, Item 5 of the Quarterly Report on Form 10-Q, dated May 18, 2009, of Who’s Your Daddy, Inc. and agree with the statements referencing our Firm in such 10-Q.

Very truly yours,

 /s/ McKennon, Wilson & Morgan LLP
McKennon, Wilson & Morgan LLP